EXHIBIT 10.3C


                               NetIQ CORPORATION

                           DIRECTOR OPTION AGREEMENT

     NETIQ Corporation, (the Company), has granted to ______________________ (the Optionee), an option to purchase a total of xxxxx-thousand (**xx,xxx**) shares of the Company's Common Stock (the Optioned Stock), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1995 Stock Plan (the Plan) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1. Nature of the Option. This Option is a Nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

     2. Exercise Price. The exercise price is $xx.xxxx for each share of Common Stock.

     3. Vesting Commencement Date. The vesting commencement date of this Option shall be xxxxxxx xx, xxxx.

     4. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

     (i) Right to Exercise.

          (a) This Option shall shall become exercisable with respect to 25% of the shares on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date.

          (b) This Option may not be exercised for a fraction of a share.

          (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by
Section 8 of the Plan.

     (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Stock Plan Administrator of the Company. The written notice shall be accompanied by payment of the exercise price.

     3. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

     (i) cash;

     (ii) check; or

     (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

     (iv) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of


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surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     6. Term of Option. This Option may not be exercised more than five (5) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     7. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:  xxxxxxx x, xxxx

                                      NetIQ Corporation, a Delaware corporation


                                      By:
                                         --------------------------------------
                                         Ching-Fa Hwang

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.



Dated:
      ---------------------------            ----------------------------------
                                             Optionee


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                                   EXHIBIT A

                        DIRECTOR OPTION EXERCISE NOTICE

NetIQ Corporation
3553 North First Street
San Jose, CA  95134
Attention:  Corporate Secretary

     1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase shares of the Common Stock (the "Shares") of NetIQ Corporation (the "Company") under and pursuant to the Company's 1995 Stock Plan and the Director Option Agreement dated
_______________ (the "Agreement").

     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

     3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

     4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                               Accepted by:

OPTIONEE:                                   NetIQ CORPORATION


By:                                         By:
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                                            Its:
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Address:
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Dated:                                      Dated:
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